UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 25, 2006

Potomac Bancshares, Inc.

(Exact Name of Registrant as Specified in Charter)

West Virginia

(State of Other Jurisdiction of Incorporation)

0-24958

(Commission File Number)

55-0732247

(IRS EmployerIdentification No.)

111 E. Washington St., PO Box 906, Charles Town WV 25414-0906

(Address of Principal Executive Offices) (Zip Code)

304-725-8431

Registrant's telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8--Other Events

Item 8.01. Other Events.

For Immediate Release April 25, 2006

Robert F. Baronner Jr. President and CEO of Potomac Bancshares announced a second quarter cash dividend of 9.25 cents per share payable to all shareholders of record as of May 15, 2006. The actual cash dividend will be paid on June 1, 2006. This represents the thirteenth consecutive increase in the dividend since the company initiated quarterly dividends in early 2003.

In conjunction with this cash dividend, Potomac Bancshares will issue a 2% stock dividend to all shareholders of record as of May 15, 2006. For example, if a shareholder currently owns 10,000 shares of common stock, they will receive an additional 200 shares of common stock and will be paid a cash dividend of 9.25 cents on a total of 10,200 shares going forward. The stock dividend will also be paid on June 1, 2006.

Potomac Bancshares, Inc. is a public company trading under the ticker symbol PTBS. PTBS is the one bank holding company for Bank of Charles Town (BCT) located in Charles Town, West Virginia.

Section 9 -- Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

    Financial Statements of Businesses Acquired -- N/A
    Pro Forma Financial Information -- None
    Exhibits -- None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Potomac Bancshares, Inc.

/s/Robert F. Baronner, Jr.

Robert F. Baronner, Jr., President and CEO

April 25, 2006